10(a)

                        ASSIGNMENT AND LICENSE AGREEMENT


                  THIS ASSIGNMENT AND LICENSE AGREEMENT (the "Agreement") is made as of the third day of December, 1997, between 1266417 Ontario Limited, an Ontario corporation with offices at 1285 Morningside Avenue, Scarborough, Ontario M1B 3W2 (hereinafter "NEWCO"), and Ion Pharmaceuticals, Inc., an American corporation located at Suite 208, 124 Mount Auburn Street, Cambridge, MA 02138-5700 (hereinafter "ION").


                  WHEREAS:

         A. ION is the co-owner (together with the President and Fellows of Harvard College ("HARVARD") and the Children's Medical Center Corporation ("CMCC")) of the patents and, patent applications listed in Appendix A, ("Patent Rights") encompassing new chemical entities ("NCE's") and the use of the NCE's in the treatment and diagnosis of cancer, Kaposi's sarcoma and actinic keratosis.

         B. NEWCO, a newly formed Ontario subsidiary of Imutec Pharma Inc. ("Imutec") in which ION is a shareholder through a shareholder agreement dated December 3, 1997 between Imutec, NEWCO and ION (the "Shareholder Agreement"), wishes to acquire ION's ownership interest in all the Patent Rights and ION wishes to assign the same to NEWCO in exchange for certain payments (described herein in Article 4) and a grant from NEWCO of an irrevocable, world-wide, exclusive, fully paid-up license for the NCE's listed in Appendix B.

         C. ION is party (the Licensee) to a license agreement dated August 22, 1994 between ION and HARVARD (the "License Agreement") which grants ION certain rights in the Patent Rights, as well as rights HARVARD holds, if any, to "all patentable and unpatentable technology, licensed products, compounds, devices, models, things, know-how, methods, documents, materials, and all other information" related to the Patent Rights.

         D. NEWCO wishes to obtain a sublicense under the License Agreement between ION and HARVARD referred to in clause C above, and ION is able to and wishes to grant the same to NEWCO in exchange for certain payments as described in the sub-license agreement appended to this Assignment Agreement as Appendix C (the "Sub-license Agreement").

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, NEWCO and ION agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

The following terms, as used herein, shall have the following meanings:

1.01 "Lead Compounds" shall mean those compounds which have [Text Omitted] as determined and selected by NEWCO from the NCEs.

1.02 "Patent Rights" shall mean ION's rights under any patents and patent applications, as identified in Appendix A hereto. The "Patent Rights" also include any continuation, continuation-in-part, extension, division, or substitution to such applications and all patents which are re-issues, re-examinations and registrations based thereon, as well as corresponding applications and patents in other countries, to the extent that ION is an owner or co-owner in such patent or patent application and the subject matter is related to the Field of Use and entitled to the priority date of the parent application, to the extent that ION is legally able to do so. The "Patent Rights" expressly exclude any continuation, continuation-in-part, or division of [Text Omitted].

1.03 "Field of Use" shall mean in the diagnosis and treatment of cancer, actinic keratosis and Kaposi's Sarcoma.

1.04 "Licensed NCE's" shall mean those NCE's listed in Appendix B.

                                    ARTICLE 2
                                   ASSIGNMENT

2.01 ASSIGNMENT OF PATENT RIGHTS. Upon satisfaction of NEWCO's payment to ION of the amounts specified in paragraph 4.01 (a) and (b), ION shall assign to NEWCO the Patent Rights authorizing the release of Assignments in escrow as provided for in Paragraph 2.02 and pursuant to the terms and conditions of the escrow agreement set forth in Appendix D (the "Escrow Agreement"). ION agrees to execute whatever formal assignment documents are required for all Patent Rights. In recognition of ION's ownership of certain subject matter expressly excluded in the definition of Patent Rights defined in Paragraph 1.02, NEWCO shall execute whatever formal assignment documents that are required to ensure such excluded Patent Rights are assigned to ION, if necessary.

2.02 To facilitate the transfer of the Assignments for the Patent Rights to NEWCO, within five (5) days of the effective date of this Agreement, ION will execute the Assignments in the form in Appendix E. The parties agree that the executed Assignments shall be held in escrow by an escrow agent selected by ION and reasonably acceptable to NEWCO. The terms and conditions of the Escrow Agreement are set forth in Appendix D.

2.03 In the event of a termination of this Agreement pursuant to Paragraph 9.01, NEWCO will promptly assign back to ION all of the Patent Rights.

2.04 In the event of a termination of this Agreement pursuant to Paragraph 9.02 or Paragraph 9.03, within 30 days of the Default or Discontinuance, ION may elect in writing to re-acquire the Patent Rights. If ION so elects, and upon prompt payment by ION to NEWCO in accordance with the schedule provided in Paragraph 9.04, NEWCO will promptly assign back to ION all of the Patent Rights, as well as, all pre-clinical and clinical data, clinical trial protocols, regulatory filings, research program reports and any other information related to the Patent Rights. NEWCO agrees to execute whatever formal assignment documents that are required by Ion to affect such assignment.

                                    ARTICLE 3
                                     LICENSE

3.01 NEWCO hereby grants to ION an exclusive, world-wide, irrevocable, fully paid-up license to the NCE's listed in Appendix B to make, have made, use, import, offer to sell, sell or otherwise commercialize outside the Field of Use. NEWCO acknowledges and agrees that it does not reserve any rights in the NCE's (listed in Appendix B) and their uses outside the Field of Use.

3.02 NEWCO  hereby  acknowledges  and agrees  that the  license  granted in this
Article 3 cannot be terminated by NEWCO and shall extend until the last to expire of the Patent Rights, except if ION's activities or those activities of any sublicensee of ION relating to the Licensed NCE's intrude, in any way, in the Field of Use, whereby NEWCO may revoke the license granted in this Article 3, upon seven (7) days notice to ION.

                                    ARTICLE 4
                  COMPENSATION FOR ASSIGNMENT OF PATENT RIGHTS

4.01  PAYMENTS  BY NEWCO.  In  consideration  for the  assignment  as set out in
Article 2, NEWCO will pay up to $1,350,000 U.S. to ION as follows:

         a) $[Text Omitted] U.S. to be paid in two installments, the first installment to be paid upon the execution of this Agreement, and the second installment to be paid before [Text Omitted];

         b) $[Text Omitted] U.S. in Imutec shares at a milestone on [Text Omitted], with the number of shares to be determined based on the lower of (i) the closing price of Imutec shares on June 10, 1998 and (ii) 150% of the closing price of Imutec shares on the Closing Date (as defined in the Letter Agreement between ION and Imutec dated November 19, 1997), such shares to be in addition to the NEWCO shares issued to ION pursuant to the Shareholder Agreement;

         c) $[Text Omitted] U.S. milestone payment, earned at a milestone date that is sixty (60) days after the completion of the treatment of the last subject in the first Phase I trial and payable to ION prior to initiating the first Phase II trial with the first of any of the Lead Compounds but not later than one hundred and eighty (180) days of completion of the treatment of the last subject in the first Phase I trial;

         d) $[Text Omitted] U.S. milestone payment, earned at a milestone date that is sixty (60) days after the completion of the treatment of the last subject in the first Phase II trial and payable to ION prior to initiating the first Phase III trial with the first of any of the Lead Compounds but not later than one hundred and eighty (180) days of completion of the treatment of the last subject in the first Phase II trial;

         e) $[Text Omitted] U.S. milestone payment, earned at a milestone date that is sixty (60) days after the completion of the treatment of the last subject in the last pivotal Phase III trial and payable to ION within one hundred and eighty (180) days of completion of the treatment of the last subject in the last pivotal Phase III trial for the first of any of the Lead Compounds; and

         f) $[Text Omitted] U.S. final milestone payment, earned at a milestone date which is the date of receipt of marketing approval in the United States, Canada, England or France for the first of any of the Lead Compounds and payable to ION within thirty (30) days of the receipt of marketing approval in the United States, Canada, England or France for the first of any of the Lead Compounds.

For further clarification, in the event any of the clinical trials for which payments described above are due ION by NEWCO and which are multi-phased, then the payment due ION shall be made for each milestone described above addressed by such multi-phased trial (i.e., if there is a Phase II/III trial, which is the first in both Phase II and Phase III, then ION receives $[Text Omitted] in satisfaction of milestone payments described in (c) and (d) above).

                                    ARTICLE 5
                         REPORTING OBLIGATIONS OF NEWCO

5.01 NEWCO shall promptly notify ION of the commencement of each of the clinical trials listed in Article 4 and shall, within fifteen (15) days of the date of each milestone achieved as identified in Paragraph 4.01(c), (d), (e) and (f) above (i.e. the date each clinical trial is completed), shall provide written notice to ION that such milestone has been accomplished and identify the date such milestone was accomplished.

5.02 NEWCO shall provide to ION written annual reports within thirty (30) days after June 30 of each calendar year which shall include, but not be limited to, reports of progress on research and development, clinical trials, and regulatory and marketing approvals obtained during the preceding twelve (12) month period, as well as plans for the upcoming year.

The annual report supplied to ION pursuant to the Sub-license Agreement will satisfy this requirement.

                                    ARTICLE 6
                          INTELLECTUAL PROPERTY RIGHTS

6.01 PATENTS. Decisions regarding the preparation, prosecution, and maintenance of the Patent Rights shall be made in accordance with the terms of the Sub-license Agreement.

6.02 COOPERATION. ION shall fully cooperate with NEWCO in the preparation and prosecution of all Patent Rights and shall ensure that its employees and the inventors of such Patent Rights do the same, which may require ION to secure the cooperation of [Text Omitted] and the inventors who are employees of [Text Omitted] to the extent possible. This shall include, but not be limited to, the execution of all petitions, declarations, Power of Attorneys, and formal assignments necessary to transfer ION's ownership interest in the Patent Rights to NEWCO.

6.03 PATENT INFRINGEMENT BY OTHERS. Any infringement of any of the Patent Rights or other Assigned Technology which comes to the attention of either ION or NEWCO shall be handled in accordance with the terms of the Sub-license Agreement.

                                    ARTICLE 7
                   CONFIDENTIALITY AND TRADE SECRETS PUBLICITY

7.01 CONFIDENTIALITY OBLIGATIONS OF ION. ION shall keep confidential all information contained in the Patent Rights ("NEWCO Confidential Information"), however, the confidentiality obligations of ION under this Agreement shall not apply to:

         (a)      NEWCO Confidential Information related to the Licensed NCE's;

         (b) NEWCO Confidential Information which is necessary to be disclosed to HARVARD in order for ION to fulfill its obligations under the License Agreement; ION shall require HARVARD to sign a non-disclosure agreement regarding any NEWCO Confidential Information to be provided by ION to HARVARD under the License Agreement, and shall supply a copy of said non-disclosure agreement to NEWCO, thirty (30) days prior to ION submitting its first annual report after the date of this Agreement to HARVARD under the License Agreement;

         (c) NEWCO Confidential Information which is generally available to the public or which becomes available to the general public through no fault of ION; or

         (d) NEWCO Confidential Information that is required by law to be disclosed, provided that ION has advised NEWCO of the demand, subpoena, interrogatory or other legal process in advance of such disclosure in order to allow NEWCO to obtain a protective order or other remedy, in which such case, such NEWCO Confidential Information shall continue to be treated as NEWCO Confidential Information to the extent it is covered by a protective order or equivalent.

7.02 CONFIDENTIALITY OBLIGATIONS OF NEWCO. NEWCO shall keep confidential all information related to the Licensed NCE's ("ION Confidential Information"), however, the confidentiality obligations of NEWCO under this Agreement shall not apply to:

         (a) ION Confidential Information which is generally available to the public or which becomes available to the general public through no fault of NEWCO; or

         (b) ION Confidential Information that is required by law to the disclosed, provided that NEWCO has advised ION of the demand, subpoena, interrogatory or other legal process in advance of such disclosure in order to allow ION to obtain a protective order or other remedy, in which such case, such ION Confidential Information shall continue to be treated as ION Confidential Information to the extent it is covered by a protective order or equivalent.

7.03 PUBLICITY. Except as provided by this Agreement or as required by law, neither party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Each party shall furnish the other party promptly with one (1) copy of all such documents which make reference to the other party with regard to this Agreement.

                                    ARTICLE 8
                         WARRANTIES AND REPRESENTATIONS

8.01 WARRANTIES AND REPRESENTATIONS BY ION. ION warrants that it has the lawful right and authority to enter into this Agreement without the consent or authority of another person or entity.

         ION warrants that it co-owns with HARVARD and CMCC all rights, title, and interest in and to the Patent Rights.

         ION warrants that to the best of its knowledge, the Patent Rights are in good standing, i.e., that all proper assignments have been made transferring to ION a one-third interest in all rights, title, and interest in and to the Patent Rights, that all annuities have been paid in respect of the Patent Rights, and that none of the Patent Rights is the subject of any protest, opposition interference, re-examination, impeachment proceedings, litigation or any other proceeding.

         ION warrants that to its knowledge as of the effective date of this Agreement, the patents and patent applications contained in Appendix A constitute all the patents and patent applications owned or co-owned by ION which relate to (i) the use of [Text Omitted] in the Field of Use, (ii) the NCE's and (iii) the use of NCE's in the Field of Use.

         ION further warrants that to its knowledge as of the effective date of this Agreement, ION does not own or co-own any additional know-how or trade secrets relating to the use of [Text Omitted] in the Field of Use, the NCE's, or the use of the NCE's in the Field of Use, which are not specifically described in the Patent Rights.

         ION further warrants that, as of the effective date of this Agreement, it has disclosed all patentable and unpatentable matter that it owns or co-owns, that relates to [Text Omitted] and the use of [Text Omitted] in the Field of Use, the NCE's and the use of the NCE's in the Field of Use, and any other compounds or chemical entities relating to the Field of Use.

         ION warrants that to the best of its knowledge as of the date of this Agreement, the Patent Rights do not infringe any intellectual property rights belonging to any person or entity other than ION. NEWCO acknowledges that ION has not undertaken any specific infringement analysis with regard to the Patent Rights.

8.02 WARRANTIES AND REPRESENTATIONS BY NEWCO. NEWCO warrants that it has the lawful right and authority to enter into this Agreement without the consent or authority of another person or entity.

8.03 DISCLAIMER OF WARRANTIES AND REPRESENTATIONS. EXCEPT AS SET FORTH IN PARAGRAPH 8.01 ABOVE, ION MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, REGARDING THE RIGHTS ASSIGNED BY THIS AGREEMENT OR THE PATENT RIGHTS. NOTHING IN THIS AGREEMENT SHOULD BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY ION AS TO THE VALIDITY OR SCOPE OF ANY OF THE PATENT RIGHTS, OR A WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY RIGHTS ASSIGNED TO NEWCO BY THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS OF THIRD PARTIES.

                                    ARTICLE 9
                                   TERMINATION

9.01 In the event that NEWCO fails to pay the  payments  pursuant  to  paragraph
4.01 when due (hereinafter a Default ), ION may terminate this Agreement, provided that ION has given NEWCO seven (7) days notice of the default, and NEWCO has failed to make such payment during that seven day period. NEWCO shall promptly assign all of the Patent Rights to ION pursuant to paragraph 2.03.

9.02 In the event that NEWCO advises ION by way of written notice that it intends to cause NEWCO to discontinue its research and development activities (hereinafter a Discontinuance ), ION may terminate this Agreement, provided that ION has within 60 days of the written notice of discontinuance, advised NEWCO, in writing, of its intention to so terminate this Agreement. Notice by NEWCO that occurs during the period between the date on which a milestone payment is earned and the date on which it is payable, as defined in Article 4, shall be considered a Default under paragraph 9.01 unless the earned milestone payment is made to ION on or prior to the payable date defined in Article 4, in which case such notice will be a Discontinuance under the terms and conditions of this Paragraph.

9.03 In the event that NEWCO becomes involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or in the event that NEWCO shall discontinue its business for any reason (hereinafter a Default), ION may terminate this Agreement.

9.04 For the purposes of Paragraphs 9.02 and 9.03, and pursuant to paragraph 2.04, the payment schedule is as follows:

         (i) where the Default or Discontinuance occurs prior to the completion of the pre- clinical research programs of the Lead Compounds, [Text Omitted].

         (ii) where the Default or Discontinuance occurs after the completion of the pre- clinical research programs of the Lead Compounds, and before the completion of Phase I clinical trials [Text Omitted].

         (iii) where the Default or Discontinuance occurs after the completion of the Phase I clinical trials and before the completion of Phase II clinical trials [Text Omitted].

         (iv) where the Default or Discontinuance occurs after the completion of the Phase II clinical trials and before the completion of Phase III clinical trials [Text Omitted].

         (v) where the Default or Discontinuance occurs after the completion of the Phase III clinical trials, [Text Omitted]from the date of this Agreement to the date that the Default or Discontinuance occurs.

9.05 The Patent Rights will remain the property of NEWCO if (i) Ion fails to give notice under 9.01, 9.02 or 9.03 as applicable, or (ii) Ion fails to [Text Omitted] pursuant to Paragraph 9.04 within 90 days of the termination.

9.06 No termination of this Agreement shall constitute a termination or a waiver of any rights or obligations of either party against the other party accruing at or prior to the time of such termination.

9.07 The terms and provisions, covenants and conditions contained in this Agreement which by the terms hereof require their performance by the parties after the expiration or termination of this Agreement, shall be and remain enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever. [Text Omitted] The obligations contained in Paragraph 7.01 shall also survive the termination of this Agreement, should the Patent Rights not be assigned back to ION under the terms and conditions of this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.01             RESOLUTION OF DISPUTES.

         (a) In the event that a dispute or disagreement (hereinafter called "Dispute") arises between the parties in connection with the interpretation of any provision of this Agreement or the compliance or noncompliance therewith, or the validity or enforceability thereof, or the performance or nonperformance of either party to the Agreement, the following Dispute resolution process shall be followed by the parties:

         (1) A Dispute will be deemed to have arisen upon the delivery of a written notice by one party to the other describing the Dispute (hereinafter called the "Dispute Notice"). Upon delivery of the Dispute Notice, the parties agree to attempt to resolve the Dispute in a prompt and expeditious manner, through negotiations between ION and NEWCO representatives designated by each party to represent them in said negotiations. Except for the Dispute Notice, all communications between the parties will be on a without prejudice basis.

         (2) If the parties have not been able to resolve the Dispute in a prompt and expeditious manner (within 30 days) after delivery of the Dispute Notice, either party may at any time thereafter request by written notice to the other party that the Dispute be escalated to Senior Management.

         (3) In the event such a request with written notice is made, each party shall make available the senior executives specified in the following subparagraph ("Senior Management") who shall meet within fifteen (15) business days after such request is made at the offices of the party which received the request to attempt to resolve the Dispute.

         (4) The Senior Management appointee for each party is as follows:

                  NEWCO:            Corporate Secretary

                  ION:              Corporate Secretary

                  Either party may change its Senior Management appointee upon prior written notice to the other party.

         (b) In case such Dispute is not settled amicably by Senior Management within thirty (30) days of escalation to Senior Management, such dispute shall be arbitrated by an Arbitration Board acting in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce in effect on the date of the Dispute, whose decision shall be final and binding upon the parties. The Arbitration Board shall consist of the person or persons that the parties may agree on and in default of agreement within twenty (20) days following the expiration of the above-mentioned thirty (30) day period, each of the parties in dispute shall nominate one member to serve on the Arbitration Board and shall give notice to the other party of the name of its nominee. If one party fails to give this notice within fifteen (15) days after the other party has done so, then the member nominated by the other party shall constitute the Arbitration Board. If each party gives this notice, then the two members so nominated by agreement shall select a third member who shall be Chairman. If the original two members are unable to agree upon a third member within thirty (30) days after the second notice has been given, the Court of Arbitration of the International Chamber of Commerce shall appoint a third member of the Arbitration Board who shall be unconditionally accepted by both parties. The place of arbitration for all Disputes shall be Boston, Massachusetts, U.S.A.

                  The arbitration hearing shall commence within sixty (60) days after appointment of the Arbitration Board is done and shall be completed and a final and binding award rendered in writing within sixty (60) days after the completion of the hearing unless circumstances warrant delay or the parties agree to an extension. The decision of the Arbitration Board may be entered in any court of competent jurisdiction and execution entered thereupon forthwith. The law specified in Paragraph 10.04 below shall apply.

                  Each party shall bear the cost of preparing its own case. The Arbitration Board shall have the right to include in the award the prevailing party's costs of arbitration and reasonable fees of attorneys, accountants, engineers and other professionals in connection with the arbitration.

                  The parties, however, will not be required to arbitrate and this Paragraph will not apply to any Dispute relating to actual or threatened unauthorized use or disclosure of confidential information or trade secrets.

10.02 NOTICES. All notices, statements, reports or other writings required or permitted to be given by the terms of this Agreement shall be sent by either pre-paid, registered or certified mail, or telecopier, properly addressed to NEWCO and to ION at their respective addresses first given above or at such other address as one party hereto may from time to time designate by notice in writing to the other. Each notice shall be deemed to be given upon receipt.

10.03 WAIVER. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any other breach or violation of this Agreement.

10.04 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to Massachusetts' or any other jurisdiction's choice of law principles). Anything herein to the contrary notwithstanding, where interpretation of a patent or patent application is involved, this Agreement is made specifically subject to the patent legislation of the jurisdiction in which any such patent is granted or patent application filed.

10.05 ENTIRE AGREEMENT. This Agreement and the Appendices attached, together with the Sublicense Agreement and the Shareholder Agreement, embodies the entire understanding of the parties relating to the subject matter hereof. No modification or amendment of this Agreement shall be valid or binding except if in writing signed by each of the parties.

10.06 NO ASSIGNMENT. The rights of either party under this Agreement may not be assigned, and the duties of either party under this Agreement may not be delegated, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that any party may assign this Agreement to any corporation or entity with which it may merge or consolidate, or to which it may transfer substantially all of its assets or all of its assets to which this Agreement relates, without obtaining the consent of the other party. ION may therefore assign this Agreement to Sheffield Pharmaceuticals, Inc. (hereinafter "Sheffield") if ION merges or consolidates with Sheffield or transfers to Sheffield substantially all of its assets or all of its assets to which this Agreement relates, without obtaining the consent of NEWCO.

10.07 HEADINGS. Any headings and captions used in this Agreement are for convenience and reference only and are not a part of this Agreement.

10.08   COUNTERPARTS.   This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one agreement.

10.09 LANGUAGE. NEWCO has requested that this Agreement and all related documents be drawn up in the English language with which request ION agrees. NEWCO a demande que le present contrat ainsi que toute la documentation d'accompagnement soient rediges en anglais, requete a laquille ION consent.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and License Agreement as of the date first above written.


                                       1266417 ONTARIO LIMITED


                                       By: /s/ Philippe Lacaille
                                          -------------------------------
                                          Name:   Philippe Lacaille
                                          Title:  Chairman and President


                                       By: /s/ Kerri Golden
                                          -------------------------------
                                          Name:   Kerri Golden
                                          Title:  Chief Financial Officer and
                                                  Corporate Secretary



                                       ION PHARMACEUTICALS, INC.


                                       By: /s/ Thomas Fitzgerald
                                          -------------------------------
                                          Name:   Thomas Fitzgerald
                                          Title:   President

                                   APPENDIX A
                               ASSIGNED TECHNOLOGY

         "Patent Rights" shall include the following:
[TEXT OMITTED]

                                   APPENDIX B

                                  LICENSED NCES

[Text Omitted]